Exhibit 99.1

NEWS RELEASE

2300 Orchard Parkway

San Jose, CA 95131-1017

Tel: (408) 433-0910

Fax: (408) 428-7998

Contact:

Dan Madden

SVP Finance & Investor Relations

(408) 428-7929

dmadden@symmetricom.com

Symmetricom Reports Preliminary Third Quarter Fiscal 2009 Financial Results

Revenues and Non-GAAP Earnings Up Year-Over-Year;

Net Loss Reflects Goodwill Impairment Charges

•	Revenue of $56.4 million, up 9.5% from the third quarter of fiscal 2008

•	Non-GAAP net income of $6.3 million, up $4.1 million, and Non-GAAP EPS of $0.14, up $0.09 per share from the third quarter of fiscal 2008

•	Net loss of $46.7 million, driven by $54.0 million of goodwill impairment and restructuring charges

•	Net loss of $1.08 per share, compared to $0.02 per share in the third quarter of fiscal 2008

•	Free Cash Flow of $6.6 million

SAN JOSE, Calif. -— May 6, 2009 -— Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precise time and frequency technologies that accelerate the deployment and enable the management of next generation networks, today reported preliminary financial results for its third fiscal quarter ended March 29, 2009.

Revenue for the third quarter of fiscal 2009 was $56.4 million, an increase of 9.5% from $51.5 million in the third quarter of fiscal 2008. Symmetricom reported a preliminary net loss of $46.7 million, or $1.08 per share, compared with a net loss of $0.9 million, or $0.02 per share, in the third quarter of fiscal 2008.

Non-GAAP net income in the third quarter was $6.3 million, or $0.14 per share on a fully diluted basis, compared with $2.2 million, or $0.05 per share on a fully diluted basis, in the same period of the prior year.

The preliminary net loss for the third fiscal quarter of 2009 includes a non-cash goodwill impairment charge of $48.1 million, restructuring charges of $5.9 million, and $1.0 million of CEO post-employment compensation. Due to a decline in market capitalization and a moderated business outlook, we performed an evaluation of our goodwill assets and determined that goodwill was impaired. The analyses of the conditions driving the impairment are not complete and the impairment related estimate may change when the analyses are completed. The goodwill impairment is non-cash in nature and does not affect liquidity or cash flows from operations.

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Symmetricom Reports Third Quarter Fiscal 2009 Financial Results

May 6, 2009

The restructuring costs reflect charges for severance benefits, recognition of facility lease commitments without future benefit and accelerated depreciation on equipment reflecting shorter expected useful lives of these assets. Approximately $2.0 million of cash expenditures were made in the third quarter of fiscal 2009 associated with these restructuring charges.

Cash, cash equivalents and short-term investments totaled $107.1 million as of March 29, 2009, an increase of $5.2 million from $101.9 million as of December 28, 2008. Net cash provided by operating activities in the third quarter was $7.4 million and property, plant and equipment purchases were $0.8 million, resulting in free cash flow of $6.6 million. The Company used $1.1 million to buy back approximately 368,000 shares of common stock in the third quarter of 2009.

Division Results

Telecom Solutions Division revenue in the quarter was $33.6 million, an increase of 4.3% from $32.2 million in the same period of the prior year, due to increased sales of new cable products as well as synchronization equipment into new international markets. Timing, Test & Measurement Division revenue was $22.7 million, up 17.6% from $19.3 million in the same period of the prior year, driven by a broad mix of products, including strong sales of secure communications products for military applications.

“Symmetricom’s diversified market position and new products drove sales across a broad range of markets and geographies while our cost management efforts over the last year led to higher non-GAAP earnings year-to-year,” said Thomas Steipp, president and CEO. “We are encouraged by the progress of our growth initiatives. More than two dozen cable providers around the world are deploying our new cable timing product to enable increased capacity and performance in next generation cable networks. Likewise, sales of our 1588 PackeTime products, although relatively small from a revenue standpoint, are growing, with significant customer interest across the globe.”

“We continue to be focused on delivering solid earnings and cash flow,” said Justin Spencer, chief financial officer. “We anticipate that our strong market position and improved cost structure will enable us to continue to effectively compete in this economic climate.”

Fourth Quarter and Fiscal 2009 Guidance

Symmetricom’s guidance for fiscal 2009 is as follows:

•	Net revenues are now expected to be in the range of $212 million to $219 million

•	GAAP loss is now expected to be in the range of $(0.97) to $(0.93) per share

•	Non-GAAP earnings are expected to be in the range of $0.35 to $0.40 per share

For the fourth fiscal quarter of 2009, Symmetricom guidance is as follows:

•	Net revenues are now expected to be in the range of $51 million to $58 million

•	GAAP earnings are now expected to be in the range of $0.01 to $0.06 per share

•	Non-GAAP earnings are expected to be in the range of $0.05 to $0.10 per share

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

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Symmetricom Reports Third Quarter Fiscal 2009 Financial Results

May 6, 2009

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing 1-415-228-4875 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing 1-203-369-3793.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the Company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the Company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), IEEE 1588 (Precision Time Protocol), and others supporting the world’s migration to Next Generation Networks (NGN). Symmetricom’s QoE video quality management solutions provide the tools necessary to accurately monitor and analyze video quality and bring higher satisfaction levels to the end user. Symmetricom is based in San Jose, California, with offices worldwide. For more information, visit http://www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the reconciliation of GAAP to Non-GAAP results, Symmetricom excludes certain items related to non-cash equity-based compensation, amortization of acquired intangibles, integration and restructuring charges, impairment of goodwill and other intangibles, gains and losses on asset sales, investments and repayment of convertible notes, and unusual or infrequent items, such as the cost of internal investigations and the CEO’s post-employment compensation. The income tax effect after these Non-GAAP adjustments is determined based upon the Company’s estimate of its annual Non-GAAP effective tax rate excluding these Non-GAAP adjustments. Symmetricom believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance. Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information should not be considered superior to or as a substitute for data prepared in accordance with GAAP. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free Cash Flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment. We believe this metric provides useful information to our investors, analysts, and management about the level of cash generated by normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders. Free Cash Flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

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Symmetricom Reports Third Quarter Fiscal 2009 Financial Results

May 6, 2009

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning fourth quarter and fiscal 2009 guidance and our expectations of operating performance in fiscal 2009, as well as the information regarding the usefulness of the non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 28, 2008 and subsequent Form 10-Q’s and Form 8-K’s.

SYMM-F

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Symmetricom Reports Third Quarter Fiscal 2009 Financial Results

May 6, 2009

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Nine months ended
	March 29, 2009	December 28, 2008	March 30, 2008	March 29, 2009	March 30, 2008
Net revenue	$56,370	$48,207	$51,469	$160,475	$151,047
Cost of sales:
Cost of products and services	29,070	24,971	28,348	80,650	82,397
Amortization of purchased technology	368	369	832	1,105	2,498
Integration and restructuring charges	2,275	—	319	2,275	486

Total cost of sales	31,713	25,340	29,499	84,030	85,381

Gross profit	24,657	22,867	21,970	76,445	65,666
Gross margin	43.7%	47.4%	42.7%	47.6%	43.5%
Operating expenses:
Research and development	5,256	6,448	6,801	19,008	20,674
Selling, general and administrative	13,638	12,831	15,937	42,148	46,984
Amortization of intangible assets	102	103	232	308	725
Integration and restructuring charges	3,635	252	135	4,472	435
Impairment of goodwill	48,144	—	—	48,144	—

Total operating expenses	70,775	19,634	23,105	114,080	68,818

Operating (income) loss	(46,118)	3,233	(1,135)	(37,635)	(3,152)
Gain on sale of asset	—	—		—	700
Loss on repayment of convertible notes, net	—	—	—	(522)	—
Loss on short-term investments, net	—	(895)	(1,090)	(1,368)	(1,710)
Interest income	322	491	1,775	1,581	6,132
Interest expense	(537)	(543)	(1,241)	(1,845)	(3,621)

Earnings (loss) before income taxes	(46,333)	2,286	(1,691)	(39,789)	(1,651)
Income tax provision (benefit)	330	827	(773)	2,817	(623)

Net earnings (loss) from continuing operations	(46,663)	1,459	(918)	(42,606)	(1,028)
Gain from discontinued operations, net of tax	—	—	7	—	90

Net income (loss)	$(46,663)	$1,459	$(911)	$(42,606)	$(938)

Earnings (loss) per share - basic:
Income (loss) from continuing operations	$(1.08)	$0.03	$(0.02)	$(0.98)	$(0.02)
Gain (loss) from discontinued operations	—	—	—	—	—

Net earnings (loss)	$(1.08)	$0.03	$(0.02)	$(0.98)	$(0.02)

Weighted average shares outstanding - basic	43,326	43,684	43,923	43,658	44,643

Earnings (loss) per share - diluted:
Income (loss) from continuing operations	$(1.08)	$0.03	$(0.02)	$(0.98)	$(0.02)
Gain (loss) from discontinued operations	—	—	—	—	—

Net earnings (loss)	$(1.08)	$0.03	$(0.02)	$(0.98)	$(0.02)

Weighted average shares outstanding - diluted	43,326	44,139	43,923	43,658	44,643

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Symmetricom Reports Third Quarter Fiscal 2009 Financial Results

May 6, 2009

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 29, 2009	June 29, 2008
ASSETS
Current assets:
Cash and cash equivalents	$80,248	$142,419
Short-term investments	26,805	21,910
Accounts receivable, net	35,043	36,682
Inventories, net	40,036	38,273
Prepaids and other current assets	16,512	14,402

Total current assets	198,644	253,686
Property, plant and equipment, net	21,783	25,036
Goodwill, net	—	48,144
Other intangible assets, net	5,779	7,191
Deferred taxes and other assets	40,895	44,512

Total assets	$267,101	$378,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,770	$9,018
Accrued compensation	14,923	13,582
Accrued warranty	3,600	3,801
Other accrued liabilities	10,002	11,233
Current maturities of long-term obligations	189	64,515

Total current liabilities	34,484	102,149
Long-term obligations	61,976	59,855
Deferred income taxes	426	426

Total liabilities	96,886	162,430
Stockholders’ equity:
Common stock	178,918	182,201
Accumulated other comprehensive loss	(95)	(60)
Retained earnings (accumulated deficit)	(8,608)	33,998

Total stockholders’ equity	170,215	216,139

Total liabilities and stockholders’ equity	$267,101	$378,569

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Symmetricom Reports Third Quarter Fiscal 2009 Financial Results

May 6, 2009

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Nine months ended
	March 29, 2009	December 28, 2008	March 30, 2008	March 29, 2009	March 30, 2008
Reconciliation from GAAP to Non-GAAP
GAAP net earnings (loss) from continuing operations	$(46,663)	$1,459	$(918)	$(42,606)	$(1,028)
Equity-based compensation expense:
Cost of products and services	153	90	206	448	658
Research and development	(20)	125	350	434	1,273
Selling, general and administrative	723	199	813	1,394	2,052

Total equity-based compensation expense	856	414	1,369	2,276	3,983
Amortization of intangible assets:
Cost of products and services	368	369	832	1,105	2,498
Operating expenses	102	103	232	308	725

Total amortization of intangible assets	470	472	1,064	1,413	3,223
Integration and restructuring charges	5,910	252	454	6,747	921
Impairment of goodwill	48,144	—	—	48,144	—
Loss on repayment of convertible notes, net	—	—	—	522	—
Loss on short-term investments, net	—	895	1,090	1,368	1,710
Gain on sale of asset	—	—	—	—	(700)
Cost of internal investigation	—	—	1,230	—	1,230
CEO post-employment compensation	1,007	—	—	1,007	—
Income tax effect of Non-GAAP adjustments	(3,461)	(773)	(2,130)	(5,423)	(3,636)

Non-GAAP net earnings from continuing operations	$6,263	$2,719	$2,159	$13,448	$5,703

Earnings from continuing operations per share-diluted:
GAAP income (loss) from continuing operations	$(1.08)	$0.03	$(0.02)	$(0.98)	$(0.02)
Non-GAAP income from continuing operations	$0.14	$0.06	$0.05	$0.30	$0.13
Shares used in diluted shares calculation	43,790	44,139	44,332	44,199	45,127

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Symmetricom Reports Third Quarter Fiscal 2009 Financial Results

May 6, 2009

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Nine months ended
	March 29, 2009	December 28, 2008	March 30, 2008	March 29, 2009	March 30, 2008
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	$56,370	$48,207	$51,469	$160,475	$151,047

GAAP Gross profit	$24,657	$22,867	$21,970	$76,445	$65,666
GAAP Gross margin	43.7%	47.4%	42.7%	47.6%	43.5%
Add Non-GAAP Items:
Equity-based compensation expense	153	90	206	448	658
Amortization of intangible assets	368	369	832	1,105	2,498
Integration and restructuring charges	2,275	—	319	2,275	486

Non-GAAP Gross profit	$27,453	$23,326	$23,327	$80,273	$69,308
Non-GAAP Gross margin	48.7%	48.4%	45.3%	50.0%	45.9%

Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$56,370	$48,207	$51,469	$160,475	$151,047

GAAP Operating expenses	$70,775	$19,634	$23,105	$114,080	$68,818
Operating expenses % to revenue	125.6%	40.7%	44.9%	71.1%	45.6%
Add Non-GAAP Items:
Equity-based compensation expense	703	324	1,163	1,828	3,325
Amortization of intangible assets	102	103	232	308	725
Integration and restructuring charges	3,635	252	135	4,472	435
Impairment of goodwill	48,144	—	—	48,144	—
Cost of internal investigation	—	—	1,230	—	1,230
CEO post-employment compensation	1,007	—	—	1,007	—

Non-GAAP operating expenses	$17,184	$18,955	$20,345	$58,321	$63,103
Non-GAAP operating expenses % to revenue	30.5%	39.3%	39.5%	36.3%	41.8%

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Symmetricom Reports Third Quarter Fiscal 2009 Financial Results

May 6, 2009

Symmetricom, Inc.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending June 28, 2009
	Revenue		Earnings Per Share
	From	To	From	To
GAAP Guidance	$51,000	$58,000	$0.01	$0.06
Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.02	0.03
Amortization of intangible assets			0.01	0.01
Integration and restructuring charges			0.02	0.03
Income tax effect of non-GAAP adjustments			(0.02)	(0.03)

Total Non-GAAP Adjustments			0.04	0.04

Non-GAAP Guidance	$51,000	$58,000	$0.05	$0.10

	Twelve Months Ending June 28, 2009
	Revenue		Earnings (Loss) Per Share
	From	To	From	To
GAAP Guidance	$212,000	$219,000	$(0.97)	$(0.93)
Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.08	0.08
Amortization of intangible assets			0.04	0.04
Integration and restructuring charges			0.18	0.19
Impairment of goodwill			1.10	1.10
Loss on repayment of convertible notes			0.01	0.01
Loss on short-term investments, net			0.03	0.03
CEO post-employment compensation			0.02	0.02
Income tax effect of non-GAAP adjustments			(0.15)	(0.15)

Total Non-GAAP Adjustments			1.32	1.33

Non-GAAP Guidance	$212,000	$219,000	$0.35	$0.40

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